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                                                                    EXHIBIT 10.6

DATED                             11 December                             1992
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                     ORBIT INVESTMENTS (PROPERTIES) LIMITED



                                       and



                        PROTEUS MOLECULAR DESIGN LIMITED



                                       and



                            PROTEUS INTERNATIONAL PLC



                                  as Guarantor



                                      LEASE
            Re: Beechfield House, Plot 101B, Lyme Green Business Park
                                  MACCLESFIELD



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                                    I N D E X


1.          DEFINITIONS

2.          DEMISE

3.          LESSEES COVENANTS

            "To pay Rent Rates etc"
            "Service Charge Calculation"
            "Repair and Redecorate"
            "Plant and Equipment"
            "Nuisance etc"
            "Use"
            "Statutory Obligations"
            "Permit to Enter"
            "Alienation"
            "Notices"
            "Costs and Compensation"
            "Insurance"
            "Regulations"
            "Covenants"
            "Dispute"
            "Yield Up"

4.          RENT REVIEW

5.          LESSORS COVENANTS

            Maintain and Repair
            Insure

6.          PROVISOS

7.          GUARANTOR

8.          BREAK CLAUSE

9.          SCHEDULE





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THIS LEASE is made the 11th day of December One thousand nine hundred and ninety-two BETWEEN

(1) ORBIT INVESTMENTS (PROPERTIES) LIMITED whose registered office is at Emerson House Heyes Lane Alderley Edge Cheshire ("the Lessor" which expression shall include the reversioner for the time being) and

(2) PROTEUS MOLECULAR DESIGN LIMITED whose registered office is at Proteus House 48 Stockport Road Marple Cheshire SK6 6AB (Company Number 1939643) ("the Lessee" which expression shall include its successors in title) and

(3) PROTEUS INTERNATIONAL PLC whose registered office is at Proteus House 48 Stockport Road Marple Cheshire SK6 6AB (Company Number 2459087) ("the Guarantor" which expression shall include its successors in title)

DEFINITIONS

1.1 In this Lease where the context so admits or requires the following expressions shall mean and include the following:-

(A)  "the Estate Services"

     means the Services carried out by the Lessor or its agents or those authorised on its behalf to the communal areas of Lyme Green Business Park which services shall include, inter alia,

(i)    The keeping of landscaped areas in a clean and tidy condition

(ii) the cleaning of the main Estate roads and pavements until adopted by the appropriate statutory authority

(iii) the cleaning where necessary of the Estate drains and sewers until adopted by the appropriate statutory authority

(iv) the cleaning and maintenance of the street lighting until adopted by the appropriate statutory authority

(v) the maintenance of the sewage pumping station until adopted by the appropriate statutory authority

(vi)   the cleaning and maintenance of the estate signage

(vii)  the provision of security on an ad hoc basis

(viii) the maintenance of any culvert which runs under the car park of the demised premises

(B)  "the demised premises"

     means the land edged red on the Plan A together with the building presently known as Beechfield House erected thereon or on some part thereof
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(C)  "Lessor's Surveyor"

     shall mean an Independent Chartered Surveyor appointed by or acting for the Lessor to perform the function of the Lessors Surveyor for the purposes of this Lease other than the rent review provisions contained in clause 4

(D)  "Decorate"

     shall mean to paint stain repaper or otherwise treat as the case may be all surfaces usually or requiring to be so treated having first prepared such surfaces by stripping off and priming or as may be necessary and to wash down all washable surfaces and to grain or varnish any parts usually so protected all decoration being carried out with good quality materials and in a good and workmanlike manner and where painting is involved two coats being applied to the inside and where necessary three coats to the outside

(E)  "the Term"

     shall mean the term of years hereby granted

(F)  "Planning Acts"

     shall mean the Town and Country Planning Act 1990 Planning (Listed Buildings and Conservation Areas) Act 1990 and the Planning (Hazardous Substances) Act 1990 and the Planning (Consequential Provisions) Act 1990 or any statutory amendment re-enactment modification or extension thereof and any orders or regulations made thereunder and all statutes referred to therein

(G)  "Plan"

     means the attached plans A and B

(H)  "Rent"

     means the initial Rent or Rent ascertained in accordance with Clause 4 and such term does not include the Estate Service Charge or the Additional Insurance Rent but the term `Rents' includes Rent the Estate Service Charge and the Additional Insurance Rent (as defined in Clause 2 (C))

(I)  "the Access Road"

     shall mean the roadway shown hatched brown on plan A or such other roadway providing access to and egress from the demised premises as the Lessor may provide

(J)  "Parking Spaces"

     shall mean all those areas within the demised premises on plan A as are designated as Parking spaces

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(K)  "the Lessor's Title"

     shall mean the freehold land registered at H M Land Registry Birkenhead under Title Number CH 342754

(L)  "Group Company"

     means a company that is a member of the same Group as the Lessor or the Lessee as the context requires within the meaning of Section 42 of the Landlord and Tenant Act 1954

(M)  "the Prescribed rate of Interest"

     shall mean the base rate of National Westminster Bank plc or in the event of such base rate ceasing to exist the average of the base rate of the other joint stock banks

(N)  "Lyme Green Business Park"

     shall mean the area of land edged purple on Plan B

1.2 Any right of entry or inspection exercisable by or reserved to the Lessor shall where the context so admits include the exercise of such right by all persons authorised by the Lessor

1.3 Any reference to a statute or statutory instrument shall include any statutory extension or modification or re-enactment of such and any regulations or orders made thereunder

1.4 Any covenant by the Lessee not to do an act or thing shall be deemed to include an obligation not to suffer such act or thing to be done

1.5 Any reference to parting with possession shall be deemed to include sharing possession and any occupation by a licensee

1.6 Any reference in this Lease to a clause subclause or paragraph simpliciter shall be a reference to the clause subclause or paragraph so numbered in this Lease

1.7 Where the context so admits or requires the singular shall include the plural and the masculine shall include the feminine and neuter as well in relation to any defined term as to any term not defined in Clause 1

1.8 No paragraph heading or index (if any) shall be taken into account in the construction or interpretation of this Lease

1.9 Reference to any consent required from the Lessor shall be construed as also including consent of any mortgagee where the same shall be required

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DEMISE

2. IN consideration of the Rents and Lessee's covenants hereinafter reserved and contained the Lessor HEREBY DEMISES unto the Lessee the demised premises TOGETHER WITH

     (i) the right (in common with the Lessor and all other persons authorised by it or entitled thereto and its or their servants and licensees and others for their respective advantages) to go pass and repass with or without motor vehicles over and along the Access Road Winterton Way and Heather Close and service ways to the demised premises for the purposes of access to and egress from the demised premises from the London Road

     (ii) the right for the Lessee and others authorised by the Lessee to park 87 motor cars on the demised premises in the Parking spaces

     (iii) the right of free and uninterrupted passage and running (subject to temporary interruption for repair or otherwise as provided by this Lease) of water and soil in and through the sewers drains and channels made or to be made upon through or under adjacent land and premises in Lyme Green Business Park and to the free and uninterrupted use of all gas electric telephone and other pipes wires and cables upon through or under the Lessor's Estate Lyme Green Business Park and all such rights to be so far as necessary for the enjoyment of the demised premises and in common with the Lessor and all others so authorised by the Lessor and all other persons entitled thereto

     (iv) the right of support and protection for the benefit of the demised premises as is now enjoyed from all parts of Lyme Green Business Park

EXCEPTING AND RESERVING to the Lessor and all persons authorised by it and all other persons entitled thereto

     (i) the right of free and uninterrupted passage and running of water and soil in and through the sewers drains and channels made or to be made upon through or under the demised premises and the free and uninterrupted use of all gas electric telecommunication services and other pipes wires or cables upon through or under the same from and to any other neighbouring properties whether belonging to the Lessor or not

     (ii) full right and liberty for the Lessor and its Surveyor Agents and workmen at all reasonable times upon five days written notice (except in the case of emergency) to enter into and upon the demised premises and all parts thereof (with the exception of the building known as Beechfield House) for the purpose of repairing maintaining and where necessary altering laying relaying rewiring cleansing examining or testing any sewers drains channels pipes wires and cables serving the same and to make all connections and disconnections which may be necessary in relation thereto and for all purposes in connection with the Lessor's obligations herein contained PROVIDED THAT the Lessor or the person

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          exercising said rights shall cause as little inconvenience to the
          Lessee as possible and shall make good any damage caused to the demised premises by its exercise of these rights

     (iii) all rights of light air and other easements and rights (but without prejudice to those expressly hereinbefore granted to the Lessee) now or hereafter belonging to or enjoyed by the demised premises from or over any adjacent or neighbouring land or building

     (iv) the right to build or rebuild or alter any adjacent or neighbouring land or buildings to the demised premises in any manner whatsoever and to make any excavation in such lands and where necessary to erect scaffolding in such reasonable manner as the Lessor may think fit and to let the same for any purpose or otherwise deal therewith notwithstanding the light or air to the demised premises is in any such case thereby diminished

     (v) the right to support and shelter and all other easements and rights now or hereafter belonging to or enjoyed by all adjacent or neighbouring land within the Lessor's Estate

TO HOLD the demised premises unto the Lessee from the 11th day of December One thousand nine hundred and ninety two for the term of TWENTY FIVE YEARS thence next ensuing (that is until the 10th day of December 2017) SUBJECT to the exceptions and reservations of mines and minerals and sand and gravel referred to in the Property Register of the Lessors title and subject to and with the benefit of the rights and easements contained or referred to in the Transfer of the 10th July 1989 made between Lyme Green Business Park Limited of the one part and Orbit Developments (Manchester) Limited of the other part in so far as the same relate to the demised premises and including the matters contained or referred to herein and the proviso for re-entry hereinafter contained yielding AND PAYING therefor during the Term yearly and proportionately for any fraction of a year the Rents hereunder set out

(A) (i) From the 11th day of December 1992 until and including the 10th day of December 1993 rent computed at the annual rate of ONE HUNDRED AND FIFTY THOUSAND POUNDS (pound sterling 150,000.00) being a rent of ONE HUNDRED AND THIRTY TWO THOUSAND SIX HUNDRED POUNDS (pound sterling 132,600.00) in respect of the demised premises and SEVENTEEN THOUSAND FOUR HUNDRED POUNDS (pound sterling 17,400.00) in respect of the Parking spaces

     (ii) From the 11th day of December 1993 until and including the 10th day of December 1994 - rent computed at the annual rate of ONE HUNDRED AND FIFTY THOUSAND POUNDS (pound sterling 150,000.00) being a rent of ONE HUNDRED AND THIRTY TWO THOUSAND SIX HUNDRED POUNDS (pound sterling 132,600.00) in respect of the demised premises and SEVENTEEN THOUSAND FOUR HUNDRED POUNDS (pound sterling 17,400.00) in respect of the Parking spaces

     (iii) From the 11th day of December 1994 until and including the 10th day of December 1995 - rent computed at the annual rate of TWO

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          HUNDRED THOUSAND POUNDS (pound sterling 200,000.00) being a rent of
          ONE HUNDRED AND EIGHTY TWO THOUSAND SIX HUNDRED POUNDS (pound sterling 182,600.00) in respect of the demised premises and SEVENTEEN THOUSAND FOUR HUNDRED POUNDS (pound sterling 17,400.00) in respect of the Parking spaces

     (iv) From the 11th day of December 1995 until and including the 10th day of December 1996 - rent computed at the annual rate of TWO HUNDRED AND FIFTY THOUSAND POUNDS (pound sterling 250,000.00) being a rent of TWO HUNDRED AND THIRTY TWO THOUSAND SIX HUNDRED POUNDS (pound sterling 232,600.00) in respect of the demised premises and SEVENTEEN THOUSAND FOUR HUNDRED POUNDS (pound sterling 17,400.00) in respect of the Parking spaces

     (v) From the 11th day of December 1996 until and including the 10th day of December 1997- rent computed at the annual rate of TWO HUNDRED AND FIFTY THOUSAND POUNDS (pound sterling 250,000.00) being a rent of TWO HUNDRED AND THIRTY TWO THOUSAND SIX HUNDRED POUNDS (pound sterling 232,600.00) in respect of the demised premises and SEVENTEEN THOUSAND FOUR HUNDRED POUNDS (pound sterling 17,400.00) in respect of the Parking spaces

     (hereinafter when specifically referred to called "the Initial Rent")

(B) For each successive period of five years thereafter during the residue of the Term a Rent to be determined in accordance with the provisions in that behalf contained in Clause 4 hereof

(C)  Throughout the Term the further and additional Rents described in Clause 3
     (5) herein and the Rent shall in all cases be paid by equal quarterly payments in advance on the usual quarter days in every year without any deduction whatsoever the first payment apportioned in respect of the period from the date hereof to the quarter day next thereafter to be paid on the execution hereof and also paying in addition throughout the Term by way of further rent from time to time a sum or sums of money equal to the amount (if any) that may be demanded by the Insurance office or Underwriters referred to in Clause 5 (1) hereof in respect of increased premiums occasioned by the nature of the occupation or business of the Lessee (which amount the Lessor may at its absolute discretion decide shall be wholly borne and paid by the Lessee) the same to be paid without deduction on the quarter day next ensuing after expenditure thereof by the Lessor (the Additional Insurance Rent)

LESSEES COVENANTS

3. THE Lessee HEREBY COVENANTS with the Lessor to the intent that the obligations may continue throughout the Term as follows

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"To pay Rent Rates etc"

(1) (a) To pay the Rents herein mentioned at the times and in manner herein provided without any deduction

     (b) If so required in writing by the Lessor to make such payments by Banker's Order to any bank and account that the Lessor may from time to time nominate

(2) (a) Without prejudice to any other right or remedy or power herein contained or otherwise available to the Lessor if the Rents or any part of them or other payments payable by the Lessee under these presents shall have become due but remain unpaid for twenty one days to pay on demand to the Lessor (if the Lessor shall so require) interest thereon at the rate of four pounds per cent per annum over the Prescribed rate of interest (which interest rate shall still apply after and not withstanding any judgment of the Court) for the time being in force from the date when the same became due until payment thereof

     (b) Nothing in the preceding subclause shall entitle the Lessee to withhold or delay any payment of the Rents after the date upon which it falls due or in any way prejudice affect or derogate from the rights of the Lessor in relation to the said non-payment including (but without prejudice to the generality of the foregoing) the proviso for reentry contained in this Lease

(3) To defray (or in the absence of direct assessment on the Lessee to repay to the Lessor a fair proportion of) all existing and future rates assessments and charges including:-

     (a) outgoings of every kind and description payable by law in respect of the demised premises or any part thereof by the owner lessor lessee or occupier thereof (but excluding income tax charged on the Rent and any tax which should properly be charged to the Lessor in respect of any dealing with the Lessors reversionary interest)

     (b) Value Added Tax (or any tax of a similar nature that may be substituted for it or levied in addition to it) chargeable in respect of any payment made by the Lessee under any of the provisions of or in connection with this Lease or paid by the Lessor on any payment made by the Lessor where the Lessee agrees in this Lease to reimburse the Lessor for - such payments Provided Always that the Lessor has not recovered the Value Added Tax and a VAT invoice is produced to the Lessee and without prejudice to the generality of the foregoing to pay any empty property rate rating surcharge or other similar imposition which may from time to time be imposed upon or payable in respect of the demised premises

(4) To pay to the suppliers thereof all charges for gas and electricity (including meter rents) consumed in and water supplied to the demised premises and all charges rentals costs of or relating to such services and for all communication services and

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all other equipment upon or used exclusively in connection with the demised premises during the Term

(5) To pay to the Lessor without any deduction by way of further and additional rent (i) the whole of the cost incurred by the Lessor in the insurance of the demised premises and (ii) a proper and reasonable proportion of the amount expended by the Lessor or its agent or those authorised by it in the provision of the Estate Services ("the Estate Service Charge") Provided that it is hereby agreed that the amount demanded by the Lessor or its agents with regard to this sub clause
          (ii) shall not exceed pound sterling 500.00 (exclusive of VAT) in the first year hereof and thereafter shall not exceed the figure of pound sterling 500.00 (exclusive of VAT) index linked to the Retail Prices Index (and for the avoidance of doubt the revised figure shall be the sum of pound sterling 500 increased by the percentage by which the most recently published RPI (which is published monthly prior to each anniversary date) has increased over the corresponding last published figure prior to the date hereof. RPI means the "all items" index figure of the Index of Retail Prices published by the Department of Employment or any successor ministry or Department or in the event that there is no RPI available on each anniversary date hereof such other price index as shall be agreed between the parties

(6) (i) Subject to the proviso contained in clause 3(7)(a) hereof and without prejudice to the generality of any other covenant by the Lessee to pay a fair proportion of any reasonable and proper expenses which are not included in the Estate Service Charge and which are properly incurred by the Lessor in respect of maintaining and repairing and where necessary renewing and cleansing all party fences sewers drains pipes and wires situate in or under the demised premises the use of which is common to the demised premises and to the premises adjoining thereto

     (ii) To pay 66.66% of the reasonable and proper costs incurred by the Lessor with regard to the repair maintenance and renewal of the Access Road during such period as the Access road is used as an access to the demised premises for vehicular purposes

"Maintain Repair and Redecorate"

(7) (a) To keep the demised premises and the appurtenances thereof including the doors windows and other glass fixtures fittings fastenings and such of the wires waste water drain and other pipes and sanitary and water apparatus on the demised premises in good and substantial repair and condition throughout the Term (damage by fire and such other risks against which the Lessor shall have insured save where the insurance monies shall be irrecoverable in consequence of any act or default of the Lessee or any undertenant or its or their respective servants agents or visitors only excepted) and to replace from time to time all Landlords fixtures fittings and appurtenances including floor coverings in the demised premises which may be or become beyond repair at any time during or at the expiration or sooner determination of the Term Provided Always that the Lessee shall not be responsible for the repair

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          maintenance or replacement of the storm water culvert running under the car park of the demised premises

     (b) Without prejudice to the generality of the foregoing to maintain and keep in good and substantial repair and to renew replace or install where necessary or desirable all fire fighting heating and lift apparatus and all other plant in the demised premises and to make and maintain all requisite and appropriate arrangements for the same to be regularly tested inspected examined and serviced by suitably qualified persons in accordance with service manuals at such intervals as may be necessary to keep the same in good running and working order

(8) (a) In the year 1996 and thereafter in every fifth year of the Term and in the last year of the Term (howsoever determined) to decorate in a proper and workmanlike manner to the reasonable satisfaction of the Lessor all the parts of the demised premises as are usually decorated so that such decorating in the last year of the Term shall be of a tint or colour approved in writing by the Lessor (such approval not to be unreasonably withheld)

     (b) As and when necessary and In any event at least once every two months to clean all the interior and exterior windows and glass in the demised premises

     (c) Once in every three months of the Term to wash down and treat where damaged in accordance with manufacturers instructions such parts of the demised premises as are not to be painted including inter alia the window frames curtain wall members louvres plant room cladding canopies fascias soffits handrails shutter doors all entrance doors and post formed laminate surfaces

     (d) to clean out the rainwater outlets of the down pipes at least once every six months or more frequently if necessary

"Plant and Equipment"

(9) Throughout the period from the First day of October to the First day of May in every year of the Term not to take or suffer to be taken any action which might prevent the heating system from maintaining during normal office hours a reasonably warm air temperature in the demised premises (whether or not the demised premises are unoccupied temporarily or otherwise for any periods of time during the Term)

(10) (a) Not to dismantle or make any alterations or changes to the central heating and air conditioning Systems (if any) located within the demised premises without the Lessors written consent (such consent not to be unreasonably withheld in respect of any such alterations or changes which are temporary in effect or not of a substantial nature and provided that any such alteration will not diminish the services provided at the

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          date hereof) and provided that any such alterations become Landlord's fixtures and fittings

     (b) Not by any act or default to do or permit or suffer to be done anything

          (i) whereby the working of any heating air conditioning or ventilating system or plumbing or fire detection or alarm systems serving the demised premises now or during the Term may be impaired or adversely affected nor

          (ii) whereby the air circulating in any heating air conditioning and/or ventilating system installed in the demised premises may become contaminated or fouled

(11) Not to impose or permit to be imposed (whether by using machinery or otherwise) on any part of the walls floors ceilings or structure of the demised premises load or weight greater than that which the same are designed or constructed to bear with due margin for safety nor to place safes and other heavy articles within the demised premises except in positions approved by the Lessor nor by machinery or otherwise to cause or permit any undue vibration to or nuisance by noise or otherwise in the demised premises

(12) (a) At all times during the Term at the expense of the Lessee to comply with all legal requirements from time to time of the appropriate authority in relation to fire precautions affecting the demised premises and to keep and maintain sufficient fire fighting and extinguishing apparatus in and about the demised premises and to keep the same installed in compliance with such legal requirements and any requirements of the insurer of the demised premises and open to inspection and maintained in good working order and not to obstruct the access to or means of working of the same and not to do any thing which may prevent the issue and/or maintaining in force of the Fire Certificate relating to the demised premises and to supply a copy of the Fire Certificate to the Lessor on request

     (b) Not to remove or otherwise interfere with any fire fighting and extinguishing apparatus or appliances or fire alarm system and associated equipment provided by the Lessor to any part of the Lessor's Estate nor obstruct or permit the obstruction of fire exits or the access to or means of working or operation of such equipment apparatus and appliances

"Nuisance etc"

(13)        Not:-

          (a) to keep or permit or suffer to be kept in the demised premises any material or liquid of a dangerous corrosive combustible explosive radio-active volatile unstable or offensive nature or which might in any way injure by percolation corrosion or otherwise the demised premises or the sewers or drains serving the same or the keeping or use of which may contravene any statute order regulation or bye-law save and except (with



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               the prior consent in writing of the Lessor and after giving due notice to the Insurers of the demised premises) small quantities of any inflammable material or liquid used by the Lessee in connection with its business carried on in the demised premises Provided Always that the Lessee (here meaning Proteus Molecular Design Limited or any Group Company) shall not be prevented from using part of the demised premises as a laboratory for the rational design and analysis by computer of pharmaceutical products and the experimental evaluation of those products involving minute or small quantities of fine chemicals some of which are toxic and which are normally used in research laboratories

          (b) to stop up or obstruct in any way or permit oil or grease or other deleterious liquid material matter or substance to enter by any means the pipes drains sewers and watercourses or any of these serving the demised premises and in the event of such obstruction or injury forthwith to remedy the same and make good all damage so caused

"Use"

(14) To use the demised premises as offices and purposes ancillary thereto (including laboratories)

(15)      (a)  Subject to the above not to use the demised premises for any illegal or immoral purpose or any noisy noxious offensive or dangerous trade or business nor to do or commit any act or keep anything which may contravene any statute or order or local regulation or byelaw or which may tend to deteriorate the nature of the demised premises or of any adjoining or neighbouring premises or which shall or may be or become a nuisance damage annoyance or inconvenience (whether by virtue of noise vibration smell fumes smoke soot ash dust grit dirt or any other emissions or pollution or otherwise howsoever) to the Lessor or the tenants or occupiers of adjoining or neighbouring premises or any local or other authority nor to use the demised premises as a club or for the sale manufacture distribution or supply of intoxicating liquors for consumption on or off the premises nor to hold any sale by auction or public meeting upon the demised premises nor to permit any person or persons to reside or sleep at or upon the demised premises nor to keep any animals or birds on the demised premises

          (b) To store free from smells all liquid and solid waste and all refuse or rubbish in properly covered purpose-designed containers or receptacles within the demised premises to the reasonable satisfaction of the Lessor and to arrange at the Lessee's expense for the removal of all refuse or rubbish from the demised premises at least once in each week

(16) Not to place or expose for sale or otherwise or permit or suffer so to be upon the exterior of the demised premises any goods or things whatsoever nor to cause or permit any obstruction to the Access road and the roads and service areas adjoining the demised premises

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(17)           (a)  Not by any act or default to cause or permit the
                    drains pipes conduits ducts cables wires and other conducting media conveying services to the demised premises or those within the demised premises to be overloaded or subjected to use in excess of that for which the same were designed and in any event not to take more than 200 KVA from the electricity substation on the Lessor's Estate at any time but the Lessor does not warrant or imply that the supply cable to the demised premises is adequate for such purposes

               (b) Not to cause the Parking spaces the landscaped areas or roads or pavements on the demised premises to become untidy nor to cause any obstruction or damage to the demised premises but at all times to keep the demised premises free from deposits of materials and refuse and only to park in the parking spaces laid out on the demised premises and not to alter the position of the Parking spaces and landscaped areas

"Alterations"

(18)           (a)  Not to make or permit or suffer to be made any alterations or additions in or to the demised premises other than internal non-structural alterations or additions previously approved in writing by the Lessor such approval not to be unreasonably withheld or delayed

               (b) To carry out to the reasonable satisfaction of the Lessor the work involved in all alterations to the demised premises permitted by the Lessor or required by any of the provisions of this Lease and in connection therewith:

                    (i) to obtain and comply with the terms of all consents relating thereto

                    (ii) to undertake such works in a good and workmanlike
                         manner with suitable materials of good quality

                    (iii) to complete the same as soon as reasonably possible

               (c) On completion of the installation of anything which shall become part of the demised premises forthwith to give to the Lessor written notice of the same stating the full cost of reinstatement thereof Provided Always that for the avoidance of doubt it is agreed that any partitioning or fitting out work carried out by the Lessee shall not become a Lessors fixture and fitting but shall be a Tenants fitting

               (d) Not to erect or affix to the exterior of the demised premises any aerials or posts wires fittings or works for satellite or telegraphic communication nor to make any aperture in any wall except as may be required by the Lessees business and then with the Lessors consent not to be reasonably withhold or delayed

               (e) Not by any act or default to cause or permit the drains pipes conduits ducts cables wires and other conducting media serving or within the demised premises to be overloaded or subjected to use in excess of that for which the same were designed or which may restrict the level of supply of water gas or electricity to other parts of the Lessor's Estate

               (f) Not without the previous written approval of the Lessor (such approval not to be unreasonably withheld or delayed) to carry out any alteration or addition to the electrical system within the demised premises and to carry out any such alteration or addition as may be so approved in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the regulations of the electricity supply authority

               (g) To remove immediately upon notice in writing from the Lessor requiring it to do so any new or additional building erection or alteration erected or made in breach of the provisions of this Lease and to restore the demised premises to its previous condition as required by such notice and if the Lessee shall neglect to comply with such notice for the period of three months after receipt thereof or having commenced to comply shall fail to proceed with such work with all due expedition or shall fail to complete the same within the said period of three months then it shall be lawful for the Lessor or its servants agents contractors and workmen to enter on the demised premises and to execute the works required to be done by such notice and the cost of so doing shall be paid on demand to the Lessor by the Lessee

               (h) In so far as not already done with all due expedition to prepare detailed plans and specifications for the fitting out of the demised premises and to submit three copies of such plans and specifications to the Lessor for approval by the Lessor and to obtain Planning Consent (if required) and Building Regulation Consent (if required) and the consent of the Local Fire Officer for such fitting out

"Statutory Obligations"

(19)           (a)  At all times during the Term to observe and comply in all respects with the provisions of Acts of Parliament now or hereafter to be passed and orders bye-laws rules and regulations thereunder relating to the demised premises or any part thereof or in respect of the user thereof and at its own expense to do and execute or cause to be done and executed all such works and do all such other things which by or under any enactment by any government department local authority civil aviation authority or other public authority are or may be required or directed at any time during the Term upon or in respect of the demised premises or any user thereof or any employment therein of any person or persons fixtures machinery plant or equipment whether by the owner lessee tenant or occupier thereof and at all times to save harmless and to keep indemnified the Lessor against all penalties claims demands costs expenses and liability in respect thereof and not at any time to do or omit on or about the demised premises any act or thing by reason whereof the Lessor may under any such Acts or subordinate legislation have imposed upon it or become liable to pay any penalty damage compensation cost levy charge or expense Provided Always that the Lessee shall not be liable for breach of any of the provisions of the Environmental Protection Act 1990 or similar legislation which arose prior to the date hereof and in respect of which the Lessee has no information

               (b) To obtain all licences permissions and consents and to execute and do all works and things and to bear and pay all expenses required or imposed by any such Acts or subordinate legislation in respect of any work carried out by the Lessee on the demised premises or of any user thereof

               (c) Within seven days of receipt of notice of the same to supply full particulars and two certified copies to the Lessor of any permissions notice order or direction made given or issued by any government department or local or public authority or statutory undertaking or environmental health inspector or duly authorised officer or court of competent jurisdiction under or by virtue of any statutory powers and also without delay to take all reasonable or necessary steps to comply with any such notice or order and also at the request of the Lessor and at the joint cost of the Lessor and the Lessee to make or join with the Lessor in making such objection or representations against or in respect of any such notice order direction or proposal as aforesaid as the Lessor shall deem expedient

(20)           (a)  In this clause

                    "Planning permission" means any permission consent or approval required given or deemed to be given under the Planning Acts

               (b) Not to make any application for Planning permission without the Lessor's written consent

               (c) At all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts and of all licences consents permissions and conditions if any granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the demised premises or all operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the user thereof for any purpose and to do and execute all such works and things as shall be directed or necessary under the Planning Acts in respect of the demised premises or any part thereof

               (d) During the Term so often as occasion shall require at the expense in all respects of the Lessee to obtain all such licences consents and permissions and serve all such notices as may be required for the carrying out of any operations on the demised premises or the institution or continuance thereon of any use thereof which may constitute development but so that the Lessee shall not serve any such notices without the previous written consent of the Lessor such consent not to be unreasonably withheld or delayed provided that the Lessor shall be entitled to withhold such consent where it reasonably considers that the service of any such notice would could or might lead directly or indirectly either to the acquisition by any authority body or person of the Lessor's interest in the demised premises or any part thereof or to adverse financial or fiscal consequences upon the Lessor and provided that the Lessee shall indemnify the Lessor against all proceedings costs expenses claims charges and demands whatsoever in respect of any such notices

               (e) To give notice to the Lessor of the grant or refusal of planning permission relating to the demised premises or any part thereof within seven days of such grant or refusal together with copies of the applications for such planning permission the drawings plans and specifications lodged therewith and the notice of grant or refusal (as the case may be)

               (f) To pay and satisfy any charge or levy that may now or hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the institution or continuance of any such use as aforesaid

               (g) Notwithstanding any consent which may be granted by the Lessor under this Lease or otherwise not to carry out or make any alteration or addition to the demised premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Lessor's consent is required to be obtained under this Lease and for which a planning permission needs to be obtained) before all necessary notices under the Planning Acts or as required by any other authority in respect thereof have been served or before all such notices and all such necessary planning permissions have been produced to the Lessor and in the case of a planning permission acknowledged by the Lessor in writing as satisfactory But so that the Lessor may refuse so to express its satisfaction with any such planning permission on the ground that any condition or conditions contained therein or anything omitted therefrom or the period thereof in the reasonable opinion of the Lessor or the Lessor's Surveyor would be or be likely to be prejudicial to its interest in the demised premises or to other neighbouring or adjacent premises belonging to the Lessor whether during the Term or following the determination or expiration thereof

               (h) Unless the Lessor shall otherwise direct to carry out and complete before the expiration or sooner determination of the Term

                    (i) any works undertaken by the Lessee to the demised premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted to the Lessee and granted for any development begun before such expiration or determination and

                    (ii) any development begun by the Lessee by or on behalf of the Lessee upon the demised premises in respect of which the

                         Lessor shall or may be or become liable for any tax charge or levy under the Planning Acts

               (i) If and when called upon so to do to produce to the Lessor all such plans documents and other evidence as the Lessor may reasonably require in order to be satisfied that the provisions of this covenant have been complied with in all respects

               (j) To bear pay and indemnify the Lessor against all costs and expenses which the Lessor may incur or be required to bear pay or contribute towards the expenses of any planning authority or government department incurred pursuant to the Planning Acts in enforcing and carrying into effect planning control with regard to any development upon or use of the demised premises by the Lessee or its tenants or underlessees

               (k) In any case where permission for any development has been granted subject to conditions the Lessor shall be entitled as a condition of giving its consent to the permitted development to require the Lessee to provide security to the Lessor which is satisfactory to it for the compliance with such conditions and the development shall not be commenced or the use instituted until such security shall have been provided to the satisfaction of the Lessor

               (l) If reasonably required by the Lessor but at the cost of the Lessee to appeal against any refusal of planning permission or the imposition of any conditions on a planning permission relating to the demised premises following an application by the Lessee

               (m) Not to do or permit anything to be done on or with reference to the demised premises which may be grounds for or cause or lead to the compulsory acquisition thereof

               (n) Not to serve any purchase notice under the Planning Acts requiring any authority to purchase the interest of the Lessee

(21) Not to stop up darken or obstruct any windows or lights belonging to the demised premises

(22) Not to do anything or suffer anything to be done on the demised premises which would remove support from or endanger any part of the demised premises or any adjoining land or structure

(23) Not to permit any new window light opening doorway path passageway drain or other encroachment right or easement to be made or acquired in to against or upon the demised premises and in case any such window light opening doorway path passageway drain or other encroachment shall be made or any such right or easement threatened or attempted to be acquired to give immediate notice thereof to the Lessor and to permit the Lessor and the Lessor's Surveyor servants and agents after giving prior notice in writing to enter the demised premises at reasonable times to ascertain the nature of such encroachment or easement and at the expense of the Lessee to do all such things as may be required by the Lessor for the purposes of preventing the making of such encroachment or the acquisition of such easement or right

(24) Not to affix erect attach or exhibit or permit or suffer so to be upon any part of the exterior of the demised premises or to or through any windows thereof any placard poster notice advertisement name or sign whatsoever save that the name of the Lessee and the nature of the trade or business carried on therein by the Lessee may be displayed on the demised premises but only in such manner and in such form and character as shall have been previously approved in writing by the Lessor or its agents such consent not to be unreasonably withheld or delayed

"Permit to Enter"

(25) To permit the Lessor and its servants any Surveyor or other agents acting for it its contractors and all other persons authorised by it with all necessary plant equipment tools and appliances at any reasonable time on 5 days prior written notice (except in the case of emergency) without interruption or interference to enter upon the demised premises and remain thereon for such reasonable period as shall be necessary:-

     (a) to examine the demised premises to ensure that nothing has been done therein or omitted which constitutes or may in the reasonable opinion of the Lessor be a breach or non-performance of any of the covenants contained in this Lease

     (b) to take schedules or inventories of the Lessors fixtures and things to be yielded up at the termination of the Term

     (c) to exercise any rights reserved in this Lease to the Lessor and for any other purpose connected with the interest of the Lessor in the demised premises or the disposal or charge of such interest

     (d) to inspect and measure the demised premises for all purposes connected with any intended step under the provisions of Part II of the Landlord and Tenant Act 1954 as amended (or any modification or re-enactment thereof) or the operation or implementation of the provisions of Clause 4 hereof and to furnish such information as is relevant for the said purposes as may reasonably be requested in writing by the Lessor or any other person who should be permitted entry to the demised premises under this subparagraph

     (e) for the purpose of inspecting and executing repairs additions or alterations to or upon or maintaining any adjoining or neighbouring premises or in connection with the exercise of any of the rights reserved in this Lease the person exercising such rights shall cause as little inconvenience as possible to the Lessee and shall make good to the Lessee all damage thereby occasioned to the fabric of the demised premises

     (f) for all or any of the purposes mentioned in this Lease and for which entry to the demised premises may be necessary or appropriate

     (g) to view the state of repair and condition of the demised premises Provided Always that in exercising such rights to entry the Lessor its surveyors agents or contractors will cause as little inconvenience as possible to the Lessee and its employees and shall confine its access to the examination of the Property and any fixtures and fittings attached to the Property and shall not in any way knowingly interfere with the business of the Lessee or take remove or use any papers data machinery or information which is the property of the Lessee and which is confidential to the lessees business and in particular shall take no steps to interrupt or terminate the power supply to any of the Lessees computers or business machinery on the demised premises

(26) (a) Forthwith to proceed to remedy repair and make good all breaches defects or wants of reparation in the demised premises of which notice shall be given by the Lessor to the Lessee and which the Lessee shall be liable to remedy repair or make good under the covenants contained in this Lease PROVIDED ALWAYS that the Lessee shall commence the requisite works within one month from the date of the notice given by the Lessor to the Lessee pursuant to this paragraph and the Lessee shall proceed diligently with all requisite work without interruption in order to remedy the same as quickly as possible in accordance with the Lessee's covenants and if the Lessee shall fail to repair and make good the wants of reparation and other matters prescribed in such notice or if the Lessee shall at any time make default in the performance of any of the covenants herein contained for or relating to the repair decoration treatment preservation protection or condition of the demised premises or of the Lessors fixtures and fittings therein then it shall be lawful for the Lessor and all persons authorised by it with all workmen servants agents surveyors and others to enter into and stay upon the demised premises or any part thereof and (causing as little inconvenience to the Lessee as possible) repair decorate treat preserve protect and make good the same at the expense of the Lessee (but so that no such entry repair decoration treatment preservation protection or making good shall prejudice the right of re-entry under the provisions in that behalf contained in this Lease or any other right or remedy of the Lessor) and to repay to the Lessor on demand the reasonable and proper cost of such repair decoration treatment preservation protection and making good including (but not so as to limit the same) all reasonable and proper legal costs and surveyor's fees and charges and other expenditure whatsoever reasonably incurred by the Lessor in connection with or in respect thereof together with interest thereon at the Prescribed rate of interest (which interest rate shall still apply after and notwithstanding any judgment of the Court) from time to time from the date the costs and charges are incurred to the date of payment such interest to be charged on a day by day basis compounded quarterly and if not so paid to be recoverable as if the same were rent in arrear

     (b) To permit the Lessor and its servants and agents at any time during the Term to enter upon the demised premises and affix and retain without interference in a conspicuous position (but not so as to materially interfere with the access of light and air to the demised premises) notices for the sale or (if there be a likelihood of the Term being determined) re-letting of the same and to permit all persons with written authority from the Lessor or the Lessor's Surveyor at reasonable times of the day to enter and view the demised premises without interruption

"Alienation"

(27) (a) Not at any time during the Term to assign charge or transfer part only of the demised premises (the same being hereby expressly prohibited)

     (b) Not at any time during the Term to assign the whole of the demised premises without the Lessor's written licence first had and obtained which shall not be unreasonably withheld or delayed PROVIDED THAT every such licence shall be by deed to be prepared by the Lessor but at the expense of the Lessee to which the intended assignee shall be a party in order to covenant (and if a firm then jointly and severally by all its partners) directly with the Lessor to pay the Rents hereby reserved and to perform and observe the covenants and conditions herein contained (including this present covenant) in the same manner as if such covenants and conditions were therein repeated in extenso and if such intended assignee shall be a private limited liability company then upon the Lessor's demand at least two of its directors acceptable to the Lessor shall join in such licence as sureties for such company in order to covenant jointly and severally in the case of more than one surety) with the Lessor in the form set out in the
          Schedule 1 hereto

     (c) Not at any time during the Term to charge underlet or otherwise part with or share possession of the whole of the demised premises for all or any part of the Term (the same being hereby expressly prohibited)

     (d) Save as hereinafter agreed not at any time during the Term to underlet or otherwise part with or share possession of part of the demised premises for all or any part of the Term except that the Lessee may underlet up to and including 75% of the net internal floor area of the Building on the demised premises to no more than 5 sub-tenants for a period not exceeding 5 years Provided that:

          (i) the Lessee first obtains the Lessor's written consent (such consent not to be unreasonably withheld or delayed) and subject to the matters hereinafter referred to

          (ii) a licence to underlet is completed in which the intended underlessee covenants direct with the Lessor to observe and perform the covenants and conditions on the part of the Lessee herein contained insofar as the same relate to an Underlessee of Part of the demised premises (other than for payment of the

               Rent hereby reserved and observance of the repairing covenants relating to the demised premises)

          (iii) the Underlease:

               (A) excludes the provisions as to security of tenure contained in the Landlord and Tenant Act 1954 and in this connection the Lessee hereby covenants with the Lessor to produce to the Lessor the Sealed order in the appropriate Court confirming that the said provisions in relation to security of tenure have been excluded prior to the granting of the Licence referred to above

               (B) is at a rent reasonably obtainable on a letting with vacant possession and without fine or premium and in any event at a Rent not less than the proportionate part of the Rent reserved and payable under this Lease from time to time for the part underlet

               (C) where appropriate contains provisions for the review of the Rent reserved thereby in an upwards direction only to open market rental on a vacant possession basis on the dates and in the manner stipulated for the review of Rent under this Lease Provided that the Lessee shall not agree the amount of any rent review without the prior written consent of the Lessor which consent shall not be unreasonably withheld

               (D) contains provisions for the undertenant to be liable for all repairs and insurance relating to the premises sub-demised or for reimbursement of the actual cost thereof incurred by the Lessee

               (E) contains provisions that the undertenant shall be at liberty to use the premises sub-let for any purposes for the time being authorised under this Lease

               (F) is to a respectable and responsible undertenant having the previous written approval of the Lessor (such approval not to be unreasonably withheld or delayed) and in the case of an Underlease to a private limited company containing covenants (if reasonably required by the Lessor) by at least two directors having the previous written approval of the Lessor (such approval not to be unreasonably withheld or delayed) in the form referred to in the Schedule 1 hereto

               (G) is in similar form to the Lease and with such other covenants conditions and stipulations as shall have been previously approved in writing by the Lessor such approval not to be unreasonably withheld or delayed

               (H) contains a condition for re-entry by the Underlessor on breach of any covenants by the Underlessee

               (I) contains an unqualified covenant by the Underlessee that the Underlessee will not underlet charge or hold on trust for another part with or share the possession or occupation of the whole or any part of the premises

          (iv) the Lessee will enforce the performance and observance by every such underlessee of the provisions of the Underlease and not at any time either expressly or by implication to waive any breach of the covenants or conditions of any Underlease

          (v) any underletting during the first five years of the Term shall expire no later than the five year anniversary (less one day) of the Term

     (e) Within one month after any permitted assignment or underletting of the demised premises or any part thereof and after any devolution of title by will or otherwise of the whole or any part of the demised premises or any order or other disposition affecting the demised premises or any part thereof to register by notice in duplicate with and to produce to the Solicitors for the time being of the Lessor for retention by such Solicitors a certified copy of the deed or instrument effecting the same and to pay to such Solicitors a fee of pound sterling 50 or such greater sum as shall from time to time be reasonable for the registration thereof together with any Value Added Tax payable thereon if appropriate and only on production of a VAT Invoice

     (f) Notwithstanding the forgoing provisions the Lessee shall be permitted to share occupation of the demised premises or any part or parts thereof with another Company within the same group (as that expression is defined by Section 42 of the Landlord and Tenant Act 1954) provided that:

          (i) the lessee shall give the Lessor prior written notification of the name registered number and registered office of such other company

          (ii) such occupation shall not create the relationship of Landlord and Tenant nor any other interest capable of being enforced against the Lessee by such other company in occupation

          (iii) such other company remains a member of the said group as the Lessee and ceases to share occupation of the demised premises or the relevant part or parts thereof on ceasing to be a member of such group

"Notices"

(28) Immediately on receipt by the Lessee of any notice or communication from a competent authority affecting the demised premises or the use thereof to give to the Lessor a copy thereof and in any event when the Lessee first becomes aware of the service of such notice or of circumstances likely to lead to service of such a notice or of any defect in the demised premises in respect of which a statutory or common law duty is imposed on the Lessor (whether or not the Lessee is required to remedy such defect under this Lease or otherwise) to give to the Lessor full particulars of the notice or such circumstances and at the cost of the Lessor to make or join in making such objection or representation against or in respect of the same as the Lessor may reasonably require

(29) In the event of the demised premises being destroyed or damaged by any of the insured risks to give notice thereof to the Lessor as soon as reasonably possible

"Costs and Compensation"

(30) To pay on demand to the Lessor all reasonable and proper costs charges and expenses (including all costs charges and expenses payable to Counsel Solicitors Surveyors or other agents and value added tax) which may be incurred by the Lessors:-

     (a) in or in contemplation of any application by the Lessee (or others on its behalf) in respect of the demised premises to any planning authority

     (b) in connection with the recovery of arrears of Rents or other sums payable by the Lessee under the provisions of this Lease incidental to the preparation and service of any notice under Sections 146 and 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938 or the taking of steps subsequent to that notice or the effecting of any forfeiture whether or not requiring such notice notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court

     (c) in the recovery or attempted recovery of arrears of Rents or other sums due from the Lessee in the levy or attempted levy of any distress

     (d) in and in the preparation and the service of and negotiations consequent upon the service upon the Lessee of any notice specifying a breach of covenant or a schedule of dilapidations during or after the end or sooner determination of the term hereby granted

     (e) in or incidental to or in contemplation of any application to the Lessor for any consent licence or approval to any assignment or subletting permitted or of any document plan act deed or thing whether required under the provisions of this Lease or otherwise howsoever and whether or not such consent licence or approval shall be refused or granted in whole or in part or subject to any conditions and qualifications

     (f) in the inspection or approval of any works to be carried out by the Lessees

     (g) in or incidental to or in contemplation of any application to the Lessor for any consent licence or approval under the provisions of this Lease or otherwise howsoever and whether or not such consent licence or approval shall be refused or granted in whole or in part or subject to any conditions and qualifications

     And to keep the Lessor fully and effectually indemnified against all reasonable and proper costs (including costs on a solicitor and own client basis) proceedings expenses claims and demands whatsoever in respect of the said applications consents notices negotiations and proceedings

(31) To keep the Lessor fully and effectually indemnified at all times and the Lessee hereby indemnifies the Lessor accordingly against all costs claims liabilities actions and expenses (whether charged or demanded by the owner of any adjoining or neighbouring properties or by any person or authority) arising directly or indirectly through the use or occupation of the demised premises or the condition thereof or any act or default of the Lessee or any Undertenant or its or their servants licensees or visitors or the existence or condition of any article in or about the demised premises or the execution or omission of any works upon the demised premises except in so far as the same is due solely to the act or default of the Lessor or its duly authorised servants

(32) To pay forthwith on demand to the Lessor the whole of the amount (including professional and other fees and costs) rendered irrecoverable by the act or default of the Lessee or any undertenant and their respective servants agents and visitors or any of them under the insurance of the Lessor's Estate or under any insurance of any adjoining or neighbouring premises

(33) To pay or procure the payment to the Lessor of the due and proper proportion of any compensation paid to the Lessee or payable consequent upon any notice served on or application refused by any governmental or local authority in respect of the demised premises or the user thereof

(34) To pay and make good to the Lessor on demand all costs and expenses including professional fees properly incurred by the Lessor in connection with any breach non-performance or non-observance of the covenants by the Lessee contained in this Lease and the conditions imposed on the Lessee in and the exercise of the rights granted by this Lease and to indemnify the Lessor from and against all actions claims liabilities costs and expenses thereby arising including all costs and expenses properly incurred by the Lessor in connection with any steps which the Lessor may (at its discretion but without being in any way obliged so to do) take to remedy any breach of covenant by the Lessee contained in this Lease or failure of the Lessee to observe or perform any obligation on the part of the Lessee contained or implied in this Lease

"Insurance"

(35) To carry out at the Lessee's expense in accordance with the directions of the Insurers of the demised premises (and relating to the comprehensive Insurance cover of the demised premises) such works as may be required by them in respect of the demised premises and not to carry on or suffer upon the demised premises any trade business or activity in any manner or do or suffer any act or thing which may make void or voidable any policy of insurance of the demised premises or render any increased or extra premium payable for such insurance

"Regulations"

(36) (a) To keep any floor of the demised premises covered with carpet or other suitable floor covering and as necessary from time to time and at the termination of the said term to replace the same with carpeting or floor covering of a similar type and of no less quality as that laid at the date hereof and of a colour and pattern approved by the Lessor (such approval not to be unreasonably withheld) Provided that if the Lessee exercises its option to break this Lease as recited in clause 8 hereof then (provided the floor covering/carpet is in good and tenantable condition) the same shall not be replaced;

     (b) Not to permit or suffer any cooking or heating of food on the demised premises except within any kitchens which may be installed in the demised premises at any time during the Term when the same has been fitted with adequate equipment for the extraction of cooking smells which has been previously approved in writing by the Lessor;

     (c) Not to bring on to or permit on the demised premises any propane or other independent gas heaters or any other appliance which uses gas or any other explosive materials as the fuel for its operation.

(37) To observe all proper requirements and regulations of the Lessor or the insurers in connection with the demised premises and to take all reasonable provisions to secure the same against theft or intentional damage or loss.

(38) Throughout any period during which the demised premises are closed for business or are unoccupied whether or not furnished and at the appropriate time of year to keep the demised premises heated properly ventilated and fully secured and to provide such other arrangements as may be necessary to give the demised premises reasonable protection from deterioration.

(39) Not to cause allow or permit the demised premises or any part thereof to be known by any name or address unless and until such name or address has been approved in writing by the Lessor such approval not to be unreasonably withheld.

"Covenants"

(40) In the event of a breach non performance or non observance of any of the covenants conditions agreements and provisions contained or referred to in this Lease by any person holding the demised premises as Underlease or derivative sub-tenant or licensee of the Lessee forthwith upon discovering the same to take and institute at the Lessee's expense all necessary steps and proceedings to remedy such breach non performance and non observance.

"Yield Up"

(41) To yield up the demised premises (including giving up the keys) unto the Lessor at the expiration or sooner determination of the Term so painted treated repaired cleansed and maintained amended and kept as aforesaid and otherwise as shall be in accordance with the covenants and conditions contained or imposed in or by virtue of this Lease and all additions and improvements made thereto and all Lessors fixtures (other than Lessee's or trade fixtures) of every kind in or upon the demised premises or which during the Term may be affixed or fastened to or upon the same And prior to the said expiration or sooner determination of the Term

     (a) in case any of the said fixtures shall be missing broken damaged or destroyed forthwith to replace them with others of a similar or more modern character and of equal value and

     (b) subject to clause 36(a) hereof to replace the carpets and floor coverings laid and fitted to the demised premises with new carpets and floor coverings of a type design quality and colour as is laid and fitted at the date hereof or as shall otherwise be approved by the Lessor

     (c) unless released from compliance by notice in writing given by the Lessor prior to the said expiration or sooner determination of the Term to remove from the demised premises all Lessee's trade fixtures (including partitions installed by the Lessee) and in the event of any alterations having been made to the demised premises to reinstate the demised premises to the layout and condition in which the same were prior to the making of such alterations including repositioning or reinstating partitions according to the layout and positions existing at the date of commencement of the Term and to remove any moulding sign writing or painting of the name or business of the Lessee and other persons from the demised premises

     (d) to make good to the reasonable satisfaction of the Lessor any damage caused to the demised premises by any such re-instatement or removal or the removal of the Lessee's fixtures fittings furniture and effects

(42) Not to remove any Lessors fixtures (of whatever kind) and fittings comprised in the demised premises except the Lessee's trade fittings which do not on such installation become Landlord's fixtures or fittings unless the Lessee shall on such removal replace the same with fixtures and/or fittings (as the case may be) of equal value and utility

RENT REVIEW

4. (1) For the purposes of this Clause the expression "review date" means the 11th day of December 1997 and each successive fifth anniversary of such date and "Relevant review date" shall be construed accordingly and "rent period" means a period between a review date and the next succeeding review date

     (2) For the purposes of this Clause the expression "open market rental" means the yearly rent obtainable in the open market for the demised premises at the relevant review date:-

          (a)  on the basis and assumption at that date

               (i) that the demised premises are fit for and available for immediate occupation and use and incorporate the Lessors fixtures and fittings detailed in Schedule 2 hereto

               (ii) that no work has been carried out upon the demised premises by the Lessee or any undertenant or their respective predecessors in title which has diminished the rental value of the demised premises and

               (iii) that if the demised premises have been destroyed or damaged they have been fully restored and

               (iv) that the demised premises may be used for any of the purposes permitted by the Lease as varied or extended by any licence requested by the Lessee and granted pursuant thereto and

               (v) that the Lessees covenants contained in this Lease by the Lessee have been fully performed observed and complied with and

               (vi) that the demised premises are to be let by a willing landlord to a willing tenant without a premium or fine with vacant possession and subject to the same terms and conditions (other than as to the amount of the Rent hereby reserved) as are contained in this Lease including the provisions of this Clause 4 for a term equal to the unexpired term of this Lease or 15 years whichever is the longer

               (vii) that any rent reduction or rental concession which on a new letting with vacant possession might be granted to an incoming Lessee shall be taken into account in calculating the open market rental value for the demised premises subject to clause 4(2)(b)(iv) hereof

               (viii) every prospective willing Lessor and willing Lessee is able to recover VAT in full

               (ix) that any part (if any) of the demised premises which is used as a laboratory shall be valued as offices in arriving at the open market rental value at each relevant review date

               (x) it is agreed between the parties that the net lettable area of the building on the demised premises at the grant of the Lease is 21,270 sq ft

           (b) but disregarding:

               (i) any effect on Rent of the fact that the Lessee or any lawful sub-tenant or their respective successors in title have been in occupation of the demised premises and

               (ii) any goodwill attached or attributable to the demised
                    premises by reason of any trade or business carried on thereat by the Lessee or any lawful sub-tenant (whether by them or their respective predecessors in such business) and

               (iii) any increase in rental value of the demised premises attributable to the existence at the relevant review date of any improvement to the demised premises or any part thereof carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title except obligations requiring compliance with statutes or directions of Local Authorities or other bodies exercising powers under statute or Royal Charter by the tenant its sub-tenants or their respective predecessors in title during the said term or during any period of occupation prior thereto arising out of an agreement to grant such term or

               (iv) any rent reduction or rental concession up to a maximum of the equivalent of three months rent which on a new letting with vacant possession might be granted to an incoming Lessee for a period within which its fitting out works would take place

               (v) any obligation or requirement on the part of the Lessee to carry out any works repairs maintenance decoration improvements fitting out or installation of any plant fittings or equipment in order to make the demised premises fit for occupation and use at the commencement of the Term hereby granted or to carry out any works to or to remove any fixtures fittings partitioning or other alterations from and/or to re-instate or make good the demised premises at or by any date

               (vi) the taxable status of the Lessor or the Lessee for the purpose of Value Added Tax or any other tax

     (3) The yearly Rent payable under this Lease during each rent period shall be the greater of the following amounts namely:

          (a) the amount of the yearly rent payable under this Lease for the year immediately preceding such rent period or

     (b) the amount of the open market rental of the demised premises at the commencement of such rent period

(4) The Lessor and the Lessee shall endeavour to agree the amount of the open market rental as at each relevant review date but if (for whatever reason) the open market rental shall not have been unconditionally agreed by the relevant review date then at the option of the Lessor or the Lessee the open market rental shall be determined by an arbitrator such arbitrator to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of the Lessor or the Lessee and so that in the case of such arbitration the revised rent to be awarded or determined by the arbitrator shall be such as he shall decide is the open market rental at which the demised premises might be expected to be let at the relevant review date AND IT IS HEREBY FURTHER PROVIDED in relation to the ascertainment and payment of the revised rent as follows:-

     (a) the arbitration shall be conducted in accordance with the Arbitration Act 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force with the further provision that if the arbitrator nominated pursuant to sub- Clause (4) hereof shall die or decline to act the President for the time being of the Royal Institution of Chartered Surveyors or the person acting on his behalf may on the application of either the Lessor or the Lessee by writing discharge the arbitrator and appoint another in his place

     (b) If either the Lessor or the Lessee shall fail to pay any costs awarded against it in respect of the arbitration under the provisions hereof within twenty-one days of the same being demanded by the arbitrator the other shall be entitled to pay the same and the amount so paid shall be repaid by the party chargeable on demand

(5) For the avoidance of doubt it is hereby agreed and declared that if for any reason whatsoever the yearly Rent payable during any rent period shall not have been ascertained (by agreement or determination) by the commencement of such rent period the Rent when so determined shall nevertheless be payable with effect from the commencement of such rent period the Lessee being liable to pay in the meantime the same yearly Rent as was payable in the year immediately prior to the commencement of such rent period and the Lessee being liable to make up any shortfall forthwith on the ascertainment thereof and to pay by way of additional Rent an amount equal to interest on the shortfall at the Prescribed rate such interest to be calculated on a day to day basis upon the whole or (as the case may be) part or parts of such shortfall from the date or dates when such shortfall or part or parts thereof would have been due and payable to the Lessor hereunder if the yearly Rent for such rent period had been determined before the commencement of such rent period down to the date of payment of the whole of such shortfall

(6) If at the commencement of any rent period or at the date of ascertainment of the yearly Rent payable at the commencement of any rent period the Lessor shall be prohibited by any enactment (which expression shall include any Act of

     Parliament) or instrument regulation or order from receiving the whole of such yearly Rent in accordance with the terms of this Lease then the Lessor shall on the occasion when such enactment is or is to be removed relaxed or modified be entitled to give one month's notice in writing to the Lessee expiring at any time on or after the date of such removal relaxation or modification requiring re-assessment of the yearly Rent payable for the remainder of the rent period in which the expiry of such notice falls by reference to annual rack rent values as at the date of expiry of such notice such re-assessment to be carried out and the provisions of this Clause to apply as if a new rent period had been created commencing on the date of expiry of such notice and ending on the expiry of the then current rent period (as defined in sub-clause (1) of this Clause 4)

(7) The amount of the yearly Rent payable in respect of each rent period once calculated in accordance with the provisions of this Clause 4 shall be recorded in a memorandum to be prepared by the Lessor's Solicitors to be signed by or on behalf of the Lessor and the Lessee and to be attached to this Lease and the Counterpart

LESSORS COVENANTS

5.   THE Lessor HEREBY COVENANTS with the Lessee as follows:-

(1)(a) at all times during the Term to insure (unless such insurance shall be prevented or vitiated by the act or default of the Lessee or any undertenant or their respective servants agents or visitors) the demised premises and the value of any work which may be required by virtue of any Act of Parliament against loss or damage by fire storm tempest flood lightning explosion and (in peacetime) aircraft and articles dropped therefrom riot or civil commotion malicious damage impact of vehicles plant and machinery subsidence bursting of pipes and overflowing of tanks property owners and third party liabilities in relation thereto and such other reasonable and proper risks as the Lessor shall from time to time insure (subject to any reasonable and proper excesses exclusions and limitations imposed by the insurers or Underwriters) except always such risks as cannot reasonably be insured by the Lessor on satisfactory terms at a reasonable premium or as the Lessor's Insurers or Underwriters have refused to insure (hereinafter called "the Insured Risks") as are appropriate thereto and the loss of Rents for not less than five years or such lesser period as the Lessor shall reasonably determine at the yearly rate from time to time payable under this Lease and for such additional amounts in respect of Rents prospectively payable on review as shall be reasonable and proper and with an insurance office or underwriters of repute upon the usual terms and conditions offered by them for such insurance and through such agency as the Lessor shall select without being liable to bring into account under these presents any agency or other commission which is paid or allowed to the Lessor thereon Provided Always that:

          (i) the Lessor shall not be obliged to insure any fixtures or fittings installed by the Lessee which have become part of the demised premises unless the Lessee shall have given the Lessor written notice of such installation and of the full cost of reinstatement thereof and the Lessor has agreed with the Lessee at its request to effect the insurance thereof and

          (ii) the aforesaid covenant by the Lessor to insure the demised premises shall be satisfied if the Lessor insures the same against loss or damage by the Insured Risks appropriate thereto for the full cost of reinstatement thereof together with architect's and other professional fees costs of demolition and site clearance and any VAT thereon

     (b)  At the request of the Lessee:

          (i) to notify such insurance office or underwriters of the occupation of the demised premises by the Lessee and

          (ii) to produce to the Lessee (but not more often than once in any year) a copy of the policy or policies of such insurance

     (c) In case of damage to or destruction of the demised premises by any of the Insured Risks and provided the policy of insurance shall not have been vitiated or payment of the policy monies refused in whole or in part as a consequence of any act or default of the Lessee or any undertenant or their respective servants agents or visitors to make application for all necessary consents and approvals and forthwith to expend all monies received by virtue of such insurance (except monies received in respect of loss of rent third party or property owners insurance) to rebuild reinstate and make good (as the case may be) the demised premises with all reasonable speed when it is lawful so to do (except fixtures and fittings in respect of which the Lessee has not given written notice to the Lessor of the installation thereof as hereinbefore provided or which the Lessor has not agreed to insure) and in case of rebuilding or substantial reinstatement this covenant by the Lessor shall be satisfied if the Lessor provides in the premises so rebuilt or reinstated accommodation as convenient and commodious as is reasonably practicable but not necessarily identical to the demised premises as the same existed prior to such damage or destruction PROVIDED ALWAYS that in case the demised premises shall be destroyed or so substantially damaged by any of the insured risks as to be unfit for occupation or use and in the opinion of the Lessor's Surveyor or Architect re-instatement of the demised premises in their existing form or layout would be impractical or impossible for physical or legislative reasons this Lease may at the option of the Lessor be determined by the Lessor giving to the Lessee six months written notice (such notice to be given within six months after such destruction or damage)

(2) (a) That it will use all reasonable endeavours to procure the construction and completion of the estate roads pavements sewers and drains on the Lyme Green Business Park and to which the demised premises front to the standards required for adoption by the Local Authority or the appropriate statutory authority and will enter into Agreements with the highway authority under Section 38 of the Highways Act 1980 and with the water authority under Section 104 of the Water Industry Act 1991 supported if reasonably required by a bond as soon as reasonably possible and in any event within twenty four months from the date of this Lease

     (b) That it will indemnify the Lessee and its successors in title from and against all action liabilities costs claims and demands which may be made against it for the contribution to the cost of construction maintenance and repair of the said estate roads sewers drains and sewage pumping station until such time as the same are adopted by the appropriate statutory authority

PROVIDED ALWAYS the Lessors obligations hereunder in clause 2 (a) and (b) shall cease entirely at law and in equity when such estate roads pavements sewers and drains are adopted

(3)  That it will provide the Estate Services throughout the Term

PROVISOS

6.   PROVIDED ALWAYS and it is hereby expressly agreed and declared as follows:-

(1) If and whenever during the Term the Rents hereby reserved or any of them or any part thereof respectively shall be in arrear and unpaid for twenty eight days next after the same shall become due (whether formally or legally demanded or not) or if and whenever there shall be a breach or non performance or non observance of any of the covenants or agreements on the part of the Lessee or stipulations or conditions contained in this Lease imposed on the Lessee or if the Lessee or any other person who shall from time to time have guaranteed to the Lessor the performance of the covenants or stipulations or conditions on the part of the Lessee contained in this Lease being a company shall go into liquidation (other than a voluntary liquidation for the purpose of amalgamation or reconstruction of a solvent company) or have a winding-up order made against it or shall enter into a composition with its creditors or have a receiving order made against it or being an individual be adjudicated bankrupt or commit an act of bankruptcy or enter into a composition with his creditors or the content thereof or shall take the benefit of any Act for the relief of debtors then and in any such case the Lessor or its agents may at any time thereafter and notwithstanding the waiver or implied waiver of any previous right of re-entry arising under this Lease re-enter upon the demised premises or any part thereof in the name of the whole whereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may have been accrued to the Lessor in respect of arrears of Rent or other breach of any condition or covenant or agreement on the part of the Lessee contained in this Lease or otherwise

(2) If the Rents hereby reserved or any of them or any other payment to be made by the Lessee under this Lease or any part of any of them shall be unpaid and in arrear for twenty one days (whether demanded or not) it shall be lawful (but not obligatory) for the Lessor (without being liable for any damage caused by the exercise of this power) to enter into and upon the demised premises at any time thereafter and distrain upon the demised premises (which power shall extend to any tenant's and trade fixtures and fittings then and therein and for severance and removal thereof) and the distress there and then found to dispose of in due course of law and to apply the proceeds thereof first towards payment of all costs and expenses thereby incurred and secondly towards the Rents hereby reserved or other payments in arrear and in such order as the Lessor shall decide

(3) All notices to be given under this Lease shall be in writing and Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the service of all such notices and in case of any notice to be served on the Lessee such notice shall be duly served if left at the demised premises or sent to the last known address of the Lessee any demand or notice sent by post shall be conclusively treated as having been served forty-eight hours after posting

(4) Subject to the provisions of sub-section (2) of Section 38 of the Landlord and Tenant Act 1954 neither the Lessee nor any assignee or underlessee (whether immediate or derivative) of the Term or of the demised premises shall be entitled on quitting the demised premises to any compensation under Section 37 of such Act or under any corresponding provisions in any Act amending or replacing the same

(5) If the demised premises shall be destroyed or so damaged by any of the Insured Risks as to be unfit for occupation and use then (provided the Lessee shall have duly carried out his obligations under this Lease and if the insurance of the demised premises or in respect of any of the premises within the Lessor's Estate or for loss of Rent shall not have been vitiated or payment of the policy monies refused in whole or in part as a consequence of any act or default of the Lessee or any undertenant or its respective servants agents or visitors) the Rent hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage shall be suspended for a period from the date of such destruction or damage until the demised premises have been rebuilt reinstated or restored and any dispute as to the extent of such suspension shall be determined by a single arbitrator to be appointed by the Lessor and the Lessee or in default of such agreement by the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof

(6) In the event that the Lessor shall not have completed the rebuilding replacement and/or reinstatement of the demised premises following destruction or damage by any of the insured Risks at the expiration or Sooner determination of the Term then and in either such case all monies payable or to become payable under any insurance of the demised premises effected by the Lessor shall be paid to the Lessor for its own use and benefit

(7) If at any time the Lessee is entitled to the benefit of any insurance of the demised premises then the Lessee shall pay or procure that there be paid to the Lessor all monies received or to be received by virtue of such insurance

(8) Notwithstanding anything herein contained the Lessor shall not be liable to the Lessee nor shall the Lessee have any claim against the Lessor in respect of any interruption in any of the Estates Services by reason of necessary repair or maintenance of any installations or apparatus or by reason of damage thereto or destruction thereof by fire water Act of God or other cause beyond the Lessor's control or by reason of mechanical or other defect or breakdown frost or other inclement conditions or unavoidable shortage of fuel materials water or labour or whilst complying with any notice given or requirement or direction of any competent authority in respect of the demised premises save and except for failure of the Lessor to remedy any such defect breakdown or stoppage as soon as reasonably practicable or in case of repair or maintenance in accordance with the terms of this Lease Provided Always that this clause shall not apply to the sewage pumping station and the sewers and drains forming part of the Estate Services which shall be maintained by the Lessor until they are adopted by the appropriate statutory authority

(9) The Lessor shall not be responsible to the Lessee or any other person for any injury death damage destruction or financial or consequential loss whether to person property or goods due directly or indirectly to the act neglect or default of any other occupier for the time being of the demised premises or of the Lessor or any agent servant or other person authorised by the Lessor to enter the Lessor's Estate

(10) Save as expressly herein provided the Lessee shall not by implication of law or otherwise be entitled to any estate or any right privilege or easement whatsoever nor shall the Lessee by virtue or in respect of the demised premises or this Lease be deemed to have acquired or to be entitled nor shall it during the Term acquire or become entitled by length of enjoyment prescription or any other means to any such estate right or easement

(11) No demand for or acceptance or receipt of the Rents hereby reserved or made payable or any payment on account thereof shall operate as a waiver of any right which the Lessor may have to forfeit this Lease or re-enter the Lessor's Estate by reason of any breach of covenant by the Lessee or otherwise notwithstanding that the Lessor may know or be deemed to know of such at the time of such demand acceptance or receipt and the Lessee shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt or acceptance as aforesaid as a defence

(12) The Lessee acknowledges that no representation or warranty has been given prior to the date hereof or is given or implied by this Lease that the use now or hereafter proposed by the Lessee for the demised premises is or will be or will remain a use which does not constitute a breach of the Planning Acts or will not require planning permission thereunder and the Term and the Rents hereby reserved or made payable shall not determine by reason of any changes modifications or restrictions of user of or access to the demised premises or by the same being or becoming impractical or prohibited for any reason nor that any consent which the Lessor may in its discretion give to any change of user shall be taken as including any such representation or warranty

(13) Notwithstanding anything herein contained or consequent hereon the Lessor and all persons authorised by it shall have power without obtaining any consent from or paying any compensation to the Lessee to deal as they think fit with any of the lands and hereditaments adjacent to or in the neighbourhood of the demised premises and to erect or suffer to be erected on such adjacent or neighbouring lands and hereditaments any buildings whatsoever whether or not such buildings shall affect or diminish the light or air which may now or at any time during the Term be enjoyed by the Lessee or the occupiers of the demised premises

(14) (a) This Lease and all the clauses herein (including the guarantee provisions hereinafter recited) shall be governed by and interpreted in accordance with English law

     (b) The Lessee and the Guarantor hereby agree to irrevocably submit to the non-exclusive jurisdiction of the English Courts in connection with any dispute or claim arising hereunder and in connection with the clauses of this Lease (including the guarantee hereinafter recited) PROVIDED ALWAYS that any judgment affecting the clauses of this Lease and the guarantee may be enforced in any Court of competent jurisdiction in any country state or jurisdiction (including but not limited to the appropriate state in the United States of America or such Federal Courts that may be appropriate) where the Lessee and/or the Guarantor does business owns assets or maintains offices including any pre-judgment and/or post-judgment proceedings including but not limited to collection attachment levy garnishment or such other procedures

     (c) For the avoidance of doubt it is hereby expressly declared by the Lessee and the Guarantor respectively that they further agree to pay all legal/attorneys fees Court costs collection costs and fees in all pre-judgment and post-judgment proceedings including all appellant proceedings including the services of the Lessor's lawyers/attorneys whether or not the law suit or action is actually filed in the event of any legal dispute arising out of the Lease or the guarantee given hereunder

(15) It is hereby agreed and declared that this document shall not be presumed to be delivered and shall not be or take effect as a deed until it is dated

(16) In the event that the demised premises are destroyed or so substantially damaged as to be unfit for occupation and use and the Lessor has not exercised its right to terminate this Lease in accordance with the provisions of clause 5(i)(c) above and has not obtained the relevant planning and building regulation consents or commenced any relevant repairs or the relevant reinstatement works within twelve months of the date of the said damage or destruction then the Lessee may be giving to the Lessor six months written notice (given at any time after the 12 months anniversary) determine this Lease

7.   GUARANTEE

     In consideration of this Lease having been granted at the request of the Guarantor the Guarantor HEREBY COVENANTS with the Lessor that if at any time during the term of this Lease the Lessee shall make any default in the payment of the rents or in performing or observing any of the covenants conditions or other terms of this Lease the Guarantor will pay the rents and perform and observe all the covenants conditions and terms contained therein in respect of which the Lessee shall be in default PROVIDED ALWAYS that any neglect or forbearance of the Lessor in endeavouring to obtain payment of the rents and all other sums when the same become payable or to enforce performance of the said covenants on the part of the Lessee or the conditions and any time which may be given to the Lessee by the Lessor shall not release or exonerate or in any way affect the liability of the Guarantor under this covenant AND in the event of the Lessee during the Term becoming bankrupt or entering into liquidation and the trustee in such bankruptcy or the liquidator as the case may be disclaiming this Lease the Guarantor hereby covenants with the Lessor to accept from the Lessor a new lease of the demised premises for the residue of the Term at the rents then being paid and containing the same terms in all respects (including the proviso for re-entry) as are contained in this Lease PROVIDED that the Lessor within the period of six months after such disclaimer shall serve upon the Guarantor notice so to do and in such case the Guarantor shall pay the costs of such new lease and execute and deliver to the Lessor a counterpart thereof PROVIDED FURTHER THAT this covenant by the Guarantor shall cease to have effect following an assignment of this Lease by the Lessee in accordance with the provisions of this Lease to a Company partnership or individual whose net tangible asset value at the rate of such assignment is ten times the annual rent passing under this Lease at the date of such assignment or greater

8.   BREAK CLAUSE

In consideration of the grant and taking of the Lease the Lessor and the Lessee hereby agree that if the Lessee shall desire to determine this Lease at the end of the fifth year of the term hereby granted and of such desire shall give to the Lessor not less than twelve months notice in writing such notice to be irrevocable and to expire at the end of the fifth year of the term and provided:

     (i) that the Lessee has paid the Rents up to the termination date due under the Lease and

     (ii) the Lessee pays to the Lessor on or before the termination date a sum equal to twelve months Rent in consideration of the termination then this Lease shall absolutely cease in law and in equity and determine on the termination date and the Lessee shall provide the Lessor with vacant possession of the demised premises at the termination date

I N W I T N E S S whereof the parties hereto have executed this Lease as a Deed the day and year first before written

                                   SCHEDULE 1

                        COVENANT BY DIRECTORS OF COMPANY


I/We of hereby covenant with the Lessor that the Assignee will pay the rent on the days and in the manner recited in the Lease and will perform and observe all the Lessees covenants contained in the Lease and will in the case of default in the payment of such rent

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

or the performance and observance of such covenants and obligations I/We will (after as well as before any disclaimer) pay and make good to the Lessor on demand all losses damages costs and expenses thereby arising or incurred by the Lessor and will guarantee the Assignees obligations under the Assignment but it is agreed that any neglect or forbearance of the Lessor in endeavouring to obtain payment of the rent when it becomes payable or to enforce performance of the stipulations and obligations in the Lease on the Lessees part contained or any time which may be given to the Lessee by the Lessor shall not release or exonerate or in any way affect the liability of the Guarantor under this covenant.



                                   SCHEDULE 2

                          LESSORS FIXTURES AND FITTINGS

GROUND FLOOR

Foyer

Chrome plank ceiling feature, with 2 No. integral heater units.

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles

3 No.600 x 600 mm modular light fittings each with broad spread chrome diffuser and 4 No. tubes (inc 1 No emergency fitting)

3 No.1800 x 300 mm light fitting each with 2 No. tubes with broad spread chrome diffuser.

2 No. fire alarm call points

Nu-Way recessed mat to door area

Silk flower display over revolving doors.

Contract quality broadloom carpet fitted to foyer, stairs and first and second floor landings.

2 No.4/20 Fire extinguisher

Silk plants to recess adjacent to lift.

Silk plant display under stairs.

2 silk plant displays feature mounted at balcony level.

2 No. thermostatic controls for warm air heating.

2 double power points.

1 No. fire Alarm control panel

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

1 No. external light to rear porch.

Ladies Toilet

2 No. A.P.V. Airstream hand dryers (on lease).

2 No. A.P.V. Airstream soap dispensers (on lease).

3 No. wash hand basins vanity unit, with mixer tap and plugs

Fully tiled floor and walls.

1 No. wall mirror.

3 No. cubicles with low level w.c.'s and concealed cisterns.

1 No. "Water Bunny" sanitary disposal unit.

3 No. toilet roll holders.

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

5 No.600 x 600 mm modular recessed light fittings each with opal dish diffuser (including 1 No. of emergency fitting)

1 No. pelmet light fitting with egg crate diffuser over basins.

Locks and coat hooks to each cubicle door.

Gents Toilet

2 No. A.P.V. Airstream hand dryers (on lease).

2 No. A.P.V. Airstream soap dispensers (on lease).

3 No. wash hand basins in vanity unit with mixer taps and plugs.

Fully tiled floor and walls

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

3 No. urinals.

1 No. shaver socket.

Locks and coat hooks to each cubicle door

6 No.600 x 600 mm modular recessed light and fittings each with opal dish diffuser (including 1 No of emergency fitting)

1 No. mirror.

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

1 No pelmet light fitting with egg crate diffuser over basins.

3 No. cubicles with low level w.c.'s and concealed cisterns

3 No. toilet roll holders.

Small Office Wing

Contract quality carpet tiles throughout.

Fully accessible raised floor system throughout.

1 No. fire alarm call point.

16 No. Thorsman triple compartment floor outlet box units in raised floor.

2 No. double power points.

10 No. individually thermostatically controlled fin vector radiators

16 No.1800 x 300 mm recessed modular light fittings with 2 No. tubes broad spread chrome diffuser (incorporating 2 No emergency light fittings) and chrome infill panels.

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

Fire Alarm Sounder above suspended ceiling.

Large Office Wing

Contract quality carpet tiles fitted throughout.

50 No. Thorsman triple floor outlet box units in raised floor.

50 No.1800 x 300 mm light fitting each with 2 No. tubes each with broad spread chrome diffuser, incorporating (2 of emergency fittings)

600 x 600 suspended ceiling grid with regular edge fissured tiles.

22 No. individually thermostatically controlled fin vector radiators.

1 No.4/20 fire extinguisher.

2 No. fire alarm call points.

Fire alarm sounder above suspended ceiling

Fire Escape

Ground floor

1 No. Wall mounted light fitting.

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

1 No. Smoke detector.

1 No. fire alarm call point.

Half landing

1 No. Fluorescent strip light

First floor landing

1 No. Circular wall mounted light fitting

1 No. 4/20 fire extinguisher

Second floor

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

2 No.600 x 600 mm modular light fittings with broad spread chrome diffuser including emergency fitting.

Hand rails and banister.

Main staircase from Foyer to First floor landing

White Powder coated tubular steel hand rail with glazed ballisters.

Half landing

1 No. 1800 x 300 mm light fitting with broadspread chrome diffuser

FIRST FLOOR

First floor landing

White Powder coated tubular steel handrail and ballister

1 No.4/20 fire extinguisher

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

12 No. 600 x 600 mm modular light fittings each with broad spread chrome diffuser, (including 1 No emergency fitting)

1 No. smoke detector.

No. double power point.

Silk flower display to balcony area

Ladies Toilets

2 No. x A.P.V. Airstream hand dryers (on leave).

2 No. x A.P.V. Airstream soap dispensers (on lease).

3 No. wash hand basins in vanity unit with mixer taps and plugs

Fully tiled walls and floors.

1 No. wall mirror

3 No. cubicles with low level w.c.'s and concealed cistern.

Locks and coat hooks to each cubicle door

1 No. "Water Bunny" sanitory disposal unit.

3 No. toilet roll holders.

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

5 No.600 x 600 mm modular recessed light fittings each with opal dish diffuser (including 1 No. emergency light fitting)

1 No. pelmet light fitting with egg crate diffuser over basins.

Cleaners cupboard

Vitreous enamel sink with mop stand, hot and cold water taps.

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

1 No.600 x 600 mm recessed light and fitting with opal dish diffuser.

Vinyl floor covering

lobby with 600 x 600 mm suspended ceiling grid with Regular edge fissured tiles.

1 No 600 x 600 mm recessed light and fitting with opal dish diffuser.

Gents Toilets

2 No. x A.P.V. Airstream hand dryers (on lease).

2 No. x A.P.V. Airstream soap dispensers (on lease).

3 No. wash hand basins in vanity unit, with mixer taps and plugs.

Fully tiled wails and floor.

3 No. urinals.

1 No. shaver socket

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

6 No. 600 x 600 mm modular recessed light and fittings each with opal dish diffuser, (including 1 No. emergency light fitting).

1 No. mirror

1 No. Pelmet light fitting with egg crate diffuser over basins

3 No. cubicles with low level w.c.'s with concealed cisterns.

Door locks and coat hooks to each cubicle door

3 No. toilet roll holders

Disabled Toilet

Disabled grab rails

Wash hand basin with taps.

1 No. mirror

Fully tiled floor and walls

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles

1 No. 600 x 600 mm modular recessed fitting with broad spread chrome diffuser and emergency fitting.

Low level w.c. with hand rail.

Toilet roll holder.

Small Office Wing

16 No. Thorsman triple compartment floor outlet boxes in accessible floor trunking each incorporating double power point.

10 No. individually thermostatically controlled fin vector radiators.

16 No.1800 x 300 mm light fittings with 2 No tubes, broad spread chrome diffuser. (1 No. emergency fitting) and chrome infill panels.

Contract quality carpet tiles throughout.

60D x 600 mm suspended ceiling grid with tegular edge fissured tiles.

1 No. fire alarm call point

1 fire alarm sounder above suspended ceiling.

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

Large Wing

Contract quality carpet tiles throughout.

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

50 No. Thorsman triple compartment floor outlet boxes in accessible floor trunking each including double power point.

22 No. thermostatically controlled fin vector radiators.

50 No.1800 x 300 mm recessed light fittings with 2 No tubes broad spread chrome diffuser. (including 2 No. emergency fittings) and chrome infill panels.

1 No.4.20 fire extinguisher.

2 No fire alarm call point

1 fire alarm sounder above ceiling

SECOND FLOOR

Landing

16 No. 600 x 600 mm modular light fittings, each with broad spread chrome diffuser and 4 No. tubes.

1 No. fire alarm call point.

1 No. smoke detector.

1 No. double power point.

1 No central heating thermostat.

Small Wing

16 No.1800 x 300 mm recessed light fittings with 2 No tubes broad spread chrome diffuser (inc 1 No. emergency fitting) and chrome infill panels.

12 No. individually thermostatically controlled fin vector radiators.

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

Contract quality carpet tiles throughout.

16 No. Thorsman triple compartment floor outlet boxes in accessible floor trunking each inc double power point.

1 No. fire alarm call point.

Fire alarm sounder above ceiling.

Large Wing

22 No individually thermostatically controlled fin vector radiators.

50 No.1800 x 300 mm recessed modular light fitting with 2 No tubes broad spread chrome diffuser. (including 2 No. of emergency fittings) and chrome infill panels.

2 No. fire alarm call points.

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

Contract quality carpet tiles throughout.

Fire alarm sounder above ceiling.

50 No. Thorsman triple compartment floor outlet boxes in accessible floor trunking each including double power point.

Ladies Toilet

2 No. x A.P.V. Airstream hand dryers (one lease).

2 No. x A.P.V. Airstream soap dispensers (on lease)

3 No. wash hand basins in vanity unit, with mixer taps and plugs.

Fully tiled walls and floor.

1 No. wall mirror.

3 No. cubicles with low level w.c.'s with concealed cisterns, locks and coat hooks to each cubicle door.

1 No water bunny sanitory disposal unit.

3 No. toilet roll holders

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

5 No.600 x 600 mm modular recessed light and fittings each with opal dish diffuser (including No. emergency fitting)

1 pelmet light fitting with egg crate diffuser over basin.

Gents Toilets

2 No. x A.P.V. Airstream hand dryers (on lease).

2 No. x A.P.V. Airstream soap dispensers (on lease).

3 No. wash hand basins in vanity unit, with mixer taps and plugs.

Fully tiled floor and walls.

3 No urinals.

1 No. shaver socket

1 No. mirror.

I pelmet light fitting with egg crate diffuser over basins.

3 No. cubicles with low level w.c.'s, with concealed cisterns, locks and coat hooks to each cubicle door.

3 No. toilet roll holders.

Disabled Toilet

Disabled grab rails.

1 No. wash hand basin, with taps.

1 No wall mounted mirror.

Fully tiled floor and walls.

600 x 600 mm suspended ceiling grid with tegular edge fissured tiles.

1 No.600 x 600 mm recessed modular light fitting, with broad spread chrome diffuser and emergency lighting.

Low level w.c. with hand rail.

Toilet roll holder.

PLANT ROOM

2 No.110 kw gas fired boilers

1 No.28 kw gas fired boiler

2 No 3 phase circulating pump